EXHIBIT 2.2

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Amendment") is entered into and effective as of this 15th day of March, 2000, by and between LORACA INTERNATIONAL, INC., a Nevada corporation ("Loraca"), LORACA ACQUISITION CORPORATION, a newly formed Washington corporation and wholly owned subsidiary of Loraca ("Merger Sub"); THE LEXUS COMPANIES, INC., a Texas corporation ("Lexus"); ROBERT C. STILZ, JR. ("Stilz"), WILLIAM VAN METER ALFORD, JR. ("Alford"), LYNN S. KIRSCH ("Kirsch") and DAVID M. OBERLE ("Oberle") (Stilz, Alford, Kirsch and Oberle are sometimes referred to herein individually as an "Individual Shareholder" and collectively as the "Individual Shareholders"); and ROBERT C. STILZ, JR. and WILLIAM K. STILZ, as Co-Trustees of Mildred K. Stilz Children's Trust ("Stilz Trustees"), TRENT CAPITAL MANAGEMENT COMPANY, as Custodian for the Robert C. Stilz, Jr. IRA ("TCM Custodian") and VINE STREET TRUST COMPANY, as Custodian for the William Van Meter Alford, Jr. IRA ("Vine Custodian") (Stilz Trustees, TCM Custodian and Vine Custodian are sometimes referred to herein individually as a "Trustee Shareholder" and collectively as the "Trustee Shareholders") (Individual Shareholders and Trustee Shareholders are sometimes referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

                                    RECITALS:

     A. The parties hereto entered into that certain Agreement and Plan of Merger ("Agreement") dated February 11, 2000.

     B. The parties hereto wish to amend the Agreement as provided herein. Capitalized terms used herein shall, unless otherwise defined herein, have the same meaning as in the Agreement.

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                                   AGREEMENT:

     NOW, THEREFORE, the parties hereby agree as follows:

     1. CLOSING Section 3.1(b) of the Agreement is deleted and replaced, in its entirety, with the following:

     (b) on such other date as the parties may agree, provided that the Closing Date shall in no event be later than April 15, 2000.

     2. NO FURTHER MODIFICATION. Except as provided in Section 1, each of the parties hereby ratifies and confirms the Agreement and agrees that it remains in full force and effect, unmodified except as provided herein.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.


                                     LORACA:

                                     LORACA INTERNATIONAL, INC.


                                     /s/ Bernard A. Guy
                                     By:  Bernard A. Guy
                                     Title:  President

                                              ("Loraca")


                                     LORACA ACQUISITION CORPORATION


                                     /s/ Bernard A. Guy
                                     By:  Bernard A. Guy
                                     Title:  CEO

                                               ("Merger Sub")

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                                     THE LEXUS COMPANIES, INC.


                                     /s/ Robert C. Stilz, Jr.
                                     By:  Robert C. Stilz, Jr.
                                     Title:  CEO

                                                 ("Lexus")



                                     SHAREHOLDERS:



                                     /s/ Robert C. Stilz, Jr.
                                     ROBERT C. STILZ, JR., as Shareholders Agent

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